SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2004

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23550	38-2806518
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)	48430-0725 (Zip Code)

Registrant’s telephone number,
including area code: (810) 629-2263

Item 7.    Financial Statements and Exhibits.

         Exhibit

         99.1      Press release dated July 19, 2004.

Item 12.    Results of Operations.

        On July 19, 2004, Fentura Financial, Inc. issued a press release announcing second quarter earnings. A copy of the press release is attached as Exhibit 99.1.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 19, 2004	FENTURA FINANCIAL, INC. (Registrant) By: /s/ Ronald L. Justice Ronald L. Justice Secretary

EXHIBIT INDEX

Exhibit 99.1    Press Release Dated July 19, 2004.

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Ronald L. Justice The State Bank (810) 714-3902 July 19, 2004

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES SECOND QUARTER 2004 RESULTS

        Fentura Financial, Inc. achieved net income of $821,000 or $.43 per diluted share for the three months ended June 30, 2004 compared to net income of $910,000 or $.48 per diluted share reported following the same quarter of 2003. (All per share amounts have been adjusted to reflect the 10% stock dividend paid in February 2004). Net interest income increased $1,235,000 over the prior year quarter. Continued strong growth of commercial loans at The State Bank and Davison State Bank generated nearly 25% of the increase while the balance was attributable to the acquisition of West Michigan Community Bank. Non interest income declined $222,000 or 10.8% during the quarter compared to the second quarter of 2003, due principally to a substantial decline in the gain on sale of residential mortgage loans as refinancing activity slowed due to a general increase in secondary market mortgage interest rates. Quarterly noninterest expense increased principally due to the addition of West Michigan Community Bank operating expenses.

        Year-to-date earnings of $1,643,000 or $.87 per diluted share reflect a 5.1% decrease compared to the $1,731,000 or $.92 per diluted share reported for the first 6 months of 2003. The decline in the gain on sale of residential mortgage loans and the one time charges associated with the acquisition of West Michigan Community Bank reported during the first quarter were the principal reasons behind the year-to-date decline in earnings.

        Total assets of $559,901,000 reflect an increase of $162,924,000 over the level reported at June 30, 2003. The total includes West Michigan Community Bank assets of $138,640,000 at June 30, 2004. Both The State Bank and Davison State Bank experienced positive growth trends as combined assets for the two banks increased 6.1% over the prior year, driven principally by a $48,188,000 increase in commercial loans and a $32,028,000 increase in total deposits.

        Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank with two offices servicing the Davison area and West Michigan Community Bank headquartered in Hudsonville with offices serving Hudsonville, Holland and Jenison. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.

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